Exhibit 4.1

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”), dated as of _____________, is by and between ______________ (Passport Number: _______________) (the “Buyer”) and High-Trend Holdings USA LLC (the “Seller”).

WITNESSETH:

WHEREAS, the Seller owns certain warrants (the “Original Warrants,” a copy of which is attached hereto as Exhibit A) representing the right to purchase ____________ class A ordinary shares of High-Trend International Group (the “Company”); and

WHEREAS, the Seller desires to sell and the Buyer desires to purchase and acquire from the Seller certain Original Warrants representing the right to purchase ____________ class A ordinary shares of High-Trend International Group (the “Warrant”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1. Transfer of Warrant.

1.1 Transfer of Warrant. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to the Buyer and the Buyer hereby agrees to purchase from the Seller the Warrant for a purchase price of $1.00 (the “Purchase Price.”)

1.2 Closing. On the date (the “Closing Date”) of closing of the transaction contemplated herein, the Seller shall (1) deliver a fully executed Form of Transfer, in substantially the form attached as Exhibit B hereto, to the Company, for the transfer of the Warrant from the Seller to the Buyer, and (2) cause the Company to (i) update the records of the remaining warrants, (ii) issue a new warrant to the Buyer, in substantially the form attached as Exhibit C, representing the right to purchase the Warrant. The Buyer shall pay the Purchase Price to the Seller.

SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrant to the Buyer, as of the date hereof and as of the Closing, as follows:

2.1 Organization and Power. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full right, power and authority to enter into this Agreement and to sell, transfer, convey, assign and deliver the Warrant to the Buyer.

2.2 Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

2.3 No Conflicts. The execution, delivery and performance of this Agreement, the sale and delivery of the Warrant, and compliance with the provisions hereof by the Seller, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller, under the organizational documents of the Seller, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Seller is a party or by which it or any of its property is bound or affected.

2.4 No Prohibitions. The Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Seller or the sale, transfer, conveyance, assignment and delivery of the Warrant to the Buyer pursuant to the terms hereof.

2.5 Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority, or any other person required in connection with the execution, delivery and performance by the Seller of this Agreement or the transactions contemplated hereby have been or will be obtained by the Seller and will be in full force and effect.

2.6 Good Title; No Liens. The Seller is the sole owner of, and has good, valid and marketable title to, the Warrant, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, shareholder agreements, liens, pledges, charges, security interests, encumbrances, options and adverse claims or rights whatsoever (collectively, “Liens”). Upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Seller good, valid and marketable title to the Warrant, free and clear of all Liens.

2.7 Non-Affiliate. The Seller does not, either alone or in association with others, directly or indirectly through one or more intermediaries, control the Buyer, nor is the Seller, directly or indirectly through one or more intermediaries, controlled by or under common control with the Buyer such that the Seller would be an “affiliate” of the Buyer within the meaning of the Securities Act or Rule 144 thereunder. At no time on or after its acquisition of the Warrant has the Seller been an “affiliate” of the Buyer.

SECTION 3. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller and the Company, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Power. The Buyer has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder.

3.2 Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

3.3 No Conflicts. The execution, delivery and performance of this Agreement, the purchase of the Warrant, and compliance with the provisions hereof by the Buyer, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Buyer is a party or by which it or any of its property is bound or affected.

3.4 No Prohibitions. The Buyer is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Buyer or the purchase of the Warrant by the Buyer pursuant to the terms hereof.

3.5 Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority, or any other person required in connection with the execution, delivery and performance by the Buyer of this Agreement or the transactions contemplated hereby have been or will be obtained by the Buyer and will be in full force and effect.

3.6 Investment Purpose. The Warrant and the Shares issuable upon exercise thereof are being acquired for Buyer’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). If requested by the Company, Buyer shall confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

3.7 No Registration. The Buyer understands that the Warrant and the Shares have not been registered under the Securities Act of 1933 (the “Act”) by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Buyer indefinitely, and that the Buyer must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

3.8 Buyer Knowledge. The Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Warrant and the Shares issuable pursuant to the terms of the Warrant.

3.9 Risks. The Buyer is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

3.10 Accredited Investor. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

3.11 Restrictive Legend. The Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

SECTION 4. Miscellaneous.

4.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of each Party contained herein shall survive the Closing. Each Party may rely on such representations, warranties and covenants irrespective of any investigation made, or notice or knowledge held by, it or any other person.

4.2 Indemnification. Each Party shall indemnify, defend and hold harmless the other Party, its members, partners, managers, directors, officers, employees, attorneys, accountants, agents, successors and assigns from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, legal fees and expenses) based upon or arising out of (a) any inaccuracy or breach of any representation and warranty of such Party herein, and (b) any breach of any covenant and agreement of such Party herein.

4.3 Notices. All notices and other communications by the Buyer or the Seller hereunder shall be in writing to the other Party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile or electronic transmission and verification received, or when posted by the United States postal service, registered or certified mail, return receipt requested with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a Party may from time to time designate to the other Party by written notice thereof, effective only upon actual receipt.

4.4 Assignment. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns.

4.5 Entire Agreement. This Agreement constitutes the entire agreement by the Parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

4.6 Severability. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision of this Agreement.

4.7 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the Parties hereto or, in the case of a waiver, by the Party waiving compliance.

4.8 Headings. The headings of particular sections are inserted only for convenience and shall not be construed as a part of this Agreement or a limitation on the scope of any of the terms or provisions of this Agreement.

4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

4.10 Submission to Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of New York, the City of New York, Borough of Manhattan, and each Party: (i) accepts unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and agrees to be bound by any final, non-appealable judgment rendered thereby in connection with this Agreement; (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of New York other than for such purpose; and (iii) agrees that process in any such action, in addition to any other method permitted by law, may be served upon it by registered or certified mail, return receipt requested, addressed to such Party at the address designated by such Party on the signature page hereof, and such service shall be deemed effective as if personal service had been made upon it within the State of New York.

4.11 Waiver of Jury Trial. The Parties hereby waive trial by jury in any judicial proceeding to which they are parties involving, directly or indirectly, any matter arising out of, related to or in connection with this Agreement.

4.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above-written.

Seller

High -Trend Holdings USA LLC

By:
Name:	Jinyu Chang
Title:	Manager

Buyer

By:
Name:

Exhibit A

Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Warrant No.: 006	Warrant Shares: 18,439,483
Date of Issuance: March 24, 2025 (“Issuance Date”)

HIGH-TREND INTERNATIONAL GROUP

WARRANT TO PURCHASE SHARES

This Warrant is issued to High-Trend Holdings USA LLC (the “Purchaser”) by High-Trend International Group, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the consideration received from the Purchaser.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing) or via email, to purchase from the Company up to fully paid and nonassessable shares of the Company’s class A ordinary share, par value US$0.0001 per share (each a “Share” and collectively the “Shares”) at an exercise price of $0.166 per Share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Issuance Date of this Warrant and ending at 5 p.m. New York time on fifth(5th) year anniversary of the Issuance Date (the “Exercise Period”).

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effectuated by:

3.1 Cash Exercise.

(i) the surrender of the Warrant, together with a notice of exercise to the Company at its principal offices or via email; and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

3.2 Cashless Exercise.

Notwithstanding the foregoing, if at any time after the Issuance Date, (1) the VWAP of the Shares on each Trading Day of any given five (5) consecutive Trading Day period is less than $2.60, or (2) the ADTC of the Shares on each Trading Day of any given five (5) consecutive Trading Day period is less than 500,000, the holder shall have the right, at any time thereafter, at the holder’s sole option and as elected by the holder on the applicable notice of exercise, to effect a cashless exercise (a “Cashless Exercise”) hereunder, in whole or in part, to elect to receive one (1) Warrant Share for each share under this Warrant being exercised hereunder in such Cashless Exercise.

For purposes of the foregoing paragraph:

“Principal Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Trading Day” means any day on which the Shares traded on the Principal Market, OTCQB or OTCQX or The Pink Market.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Principal Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Principal Market on which the Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Principal Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported in The Pink Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Purchaser reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“ADTC” means the number of Shares that, on average, change hands during a single Trading Day, as reported by Bloomberg.

“Warrant Shares” means the Shares issuable upon exercise of this Warrant.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Issuance Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

4. Certificates for Shares; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

5. Issuance of Shares. The Company covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued ordinary shares sufficient Shares in order to perform its obligations under this Warrant.

6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

6.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. The number of Shares issuable on the exercise of this Warrant shall not be decreased and the purchase price payable per share shall not be adjusted in the case of a share combination. Any adjustment under this Section 6.1 shall become effective at the close of business on the date the subdivision becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6.1 above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

6.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

9. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as follows:

9.1 This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Purchaser shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

9.2 The Purchaser understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the holder indefinitely, and that the holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

9.3 The Purchaser has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting his/her interests in connection therewith.

9.4 The Purchaser is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

9.5 The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

10. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

(i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SUBSCRIPTION AGREEMENTBETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY. THESE TRANSFER RESTRICTIONS ARE BINDING UPON ALL TRANSFEREES OF THE SECURITIES.

11. Warrant Transferable. Subject to compliance with the terms and conditions of this Section 11, this Warrant and all rights hereunder shall become transferable immediately after the Issuance Date, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant before registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required. In order to ensure compliance with such laws, the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Purchaser, at the Purchaser’s address as set forth on the signature page to the Securities Purchase Agreement dated as of September 16, 2025 by and between the Company and the Purchaser, and (ii) if to the Company, 60 Paya Lebar Road, #06-17 Paya Lebar Square, Singapore 409051, Attention: Trista Hang, Email: trista.hang@htcointcom, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

14. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

15. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its duly authorized officer as of the date first above indicated.

High-Trend International Group

By:	/s/ Shixuan He
Name:	Shixuan He
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: High-Trend International Group

60 Paya Lebar Road

#06-17 Paya Lebar Square, Singapore 409051

Attention: Trista Hang

Email: trista.hang@htcoint.com

The undersigned holder (the “Holder”) hereby elects to exercise the Warrant to Purchase Shares No. _______ (the “Warrant”) of High-Trend International Group (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, _________

Name of Holder

By:
Name:
Title:

Tax ID:__________________________

Facsimile:________________________

E-mail Address:____________________

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________ the right represented by the attached Warrant to purchase class A ordinary shares of HIGH-TREND INTERNATIONAL GROUP to which the attached Warrant relates, and appoints ___________ to transfer such right on the books of HIGH-TREND INTERNATIONAL GROUP, with full power of substitution in the premises.

Dated:

Name of Holder:

By:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address:

Signed in the presence of: